Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Northwest Natural Holding Company of our report dated February 25, 2022 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Northwest Natural Holding Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon

August 4, 2022